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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-48936) of our report dated December 17, 1998, except to the restatement described in Note A, as to which the date is September 11, 2000, relating to the financial statements and financial statement schedule, which appears in SatCon Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 2001